Exhibit 99.1

RPX Announces Third Quarter 2011 Financial Results

SAN FRANCISCO – November 1, 2011 – RPX Corporation (NASDAQ: RPXC), a leading provider of patent risk solutions, offering defensive buying, acquisition syndications, patent intelligence and advisory services, today announced its financial results for the third quarter ended September 30, 2011.

Third Quarter 2011 Highlights

•	Revenue totaled $38.4 million, up 53% from the prior year period

•	Client network grew to 103 with 7 net clients added in the third quarter

•	GAAP net income was $7.9 million or $0.15 per diluted share on a pro forma basis

•	Non-GAAP net income was $9.0 million or $0.17 per diluted share on a pro forma basis

“Our third quarter results came in solidly at the high end of our guidance range as we continued to expand our client network,” said John Amster, CEO of RPX Corporation. “We added seven clients during the quarter bringing the total to 103 clients in our network, and we deployed approximately $29 million in RPX capital to purchase patents and patent rights on behalf of our clients.”

Summary Results

Revenue for the third quarter of 2011 increased 53% to $38.4 million, compared to $25.1 million in the third quarter of 2010.

Cost of revenue for the quarter was $16.5 million, compared to $12.4 million in the year-ago period. Net acquisition spend during the quarter totaled $29.3 million, and included 13 new acquisitions of patent assets, in addition to the exercise of previously negotiated options to acquire licenses for new members. The net book value of RPX’s portfolio of patent assets increased to $153.0 million as of September 30, 2011 from $139.8 million as of June 30, 2011.

Selling, general, and administrative expenses were $9.1 million in the third quarter of 2011, compared to $5.9 million in the third quarter of 2010. Non-GAAP selling, general, and administration expenses, which exclude stock-based compensation and the amortization of acquired intangibles, were $7.1 million in the third quarter of 2011, compared to $5.6 million in the prior year period. Both GAAP and non-GAAP expenses reflected the benefit of a $2.1 million recovery of previously expensed costs associated with an incomplete syndicated acquisition effort.

GAAP net income for the quarter was $7.9 million or $0.15 per diluted share, compared to $3.6 million or $0.06 per diluted share in the third quarter of 2010. On a pro forma basis giving effect to the restricted stock outstanding and the conversion of all preferred shares into common shares at the beginning of the period, net income was $0.15 per pro forma diluted share in the third quarter of 2011, compared to $0.09 per pro forma diluted share in the prior year period. Non-GAAP net income, which excludes stock-based compensation and the amortization of acquired intangibles (in each case, net of tax), was $9.0 million or $0.17 per pro forma diluted share in the third quarter of 2011, compared to $3.8 million or $0.10 per pro forma diluted share in the prior year period.

The Company completed a secondary offering of its common stock in September 2011, through which it sold 1.4 million newly-issued common shares and raised proceeds of $26.9 million, after underwriting fees and offering

RPX Announces Third Quarter 2011 Financial Results	Page | 2

expenses. As of September 30, 2011, RPX had cash, cash equivalents and short-term investments of approximately $250.0 million.

Business Outlook

This outlook reflects the Company’s current and preliminary view and may be subject to change. Please see the “Forward-Looking Statements” at the end of this press release. The Company provided the following business outlook for the fourth quarter and full year 2011:

	Fourth Quarter 2011	Full Year 2011
Revenue	$41.9 - $42.4 Million	$153.5 - $154.0 Million
Non-GAAP Net Income	$6.8 - $7.4 Million	$32.6 - $33.2 Million
Non-GAAP Effective Tax Rate	40%	40%
Diluted Shares Outstanding (Pro Forma Weighted Average)	53 Million	48 Million

The above outlook is forward-looking. Actual results may differ materially. Please refer to the information under the caption “Use of Non-GAAP Financial Information” below.

Conference Call

RPX management will host a conference call and live webcast for analysts and investors at 2:00 p.m. PST/5:00 p.m. EST on November 1, 2011. Parties in the United States and Canada can access the call by dialing 1-877-941-2068, using conference code 4480549. International parties can access the call by dialing 1-480-629-9712, using conference code 4480549.

RPX will offer a live webcast of the conference call which can be accessed from the “Investor Relations” section of the Company’s website at www.rpxcorp.com. The webcast will be archived there for a period of 30 days. An audio replay of the conference call will also be available two hours after the call and will be available for 30 days. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter conference code 4480549. International parties should call 1-303-590-3030 and enter conference code 4480549.

About RPX Corporation

RPX Corporation (NASDAQ: RPXC) is a leading provider of patent risk solutions, offering defensive buying, acquisition syndication, patent intelligence and advisory services. Since its founding in 2008, RPX has introduced efficiency to the patent market by providing a rational alternative to litigation. The San Francisco-based company’s pioneering approach combines principal capital, deep patent expertise, and client contributions to generate enhanced patent buying power. By acquiring patents, RPX helps to mitigate and manage patent risk for its growing client network.

RPX Announces Third Quarter 2011 Financial Results	Page | 3

Use of Non-GAAP Financial Information

The accompanying news release dated November 1, 2011 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP net income, non-GAAP cost of revenue, non-GAAP selling, general, and administrative expense, and non-GAAP earnings per share. To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management believes it is useful to report non-GAAP measures which exclude stock-based compensation expense and the amortization of acquired intangible assets, because it believes investors wish to exclude the effects of stock-based compensation expense and the amortization of acquired intangible assets in comparing our financial performance with that of other companies. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company’s financial results. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This news release and its attachments contain forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding RPX’s future financial performance as well as any statements regarding the Company’s strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company’s ability to maintain an adequate rate of growth, the impact of the current economic climate on the Company’s business, the Company’s ability to effectively manage its growth, and the Company’s ability to attract new clients and retain existing clients. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. More information about potential factors that could affect the Company’s business and financial results is contained in its Prospectus related to its secondary offering filed with the Securities and Exchange Commission on September 16, 2011, quarterly reports on Form 10-Q, and the Company’s other filings with the SEC. The Company does not intend, and undertakes no duty, to update any forward-looking statements to reflect future events or circumstances.

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Contacts:

Investor Relations	Media Relations
Julie Cunningham	Greg Spector
The Blueshirt Group	RPX Corporation
+1-415-217-2632	+1-415-717-4666
julie@blueshirtgroup.com	greg.spector@rpxcorp.com

RPX Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue	$38,394	$25,131	$111,634	$65,178
Cost of revenue	16,459	12,401	44,652	30,350
Selling, general and administrative expenses	9,069	5,891	28,465	15,350
Loss on sale of patent assets, net	—	75	—	75

Operating income	12,866	6,764	38,517	19,403
Interest income	68	53	136	251
Interest expense	(147)	(698)	(781)	(2,450)

Income before provision for income taxes	12,787	6,119	37,872	17,204
Provision for income taxes	4,935	2,553	15,659	7,197

Net income	$7,852	$3,566	$22,213	$10,007

Less: allocation of net income to participating stockholders	471	3,177	9,355	9,063

Net income available to common stockholders - basic	$7,381	$389	$12,858	$944
Undistributed earnings re-allocated to common stockholders	40	100	660	192

Net income available to common stockholders - diluted	$7,421	$489	$13,518	$1,136

Net income per common share - basic	$0.17	$0.06	$0.48	$0.17

Net income per common share - diluted	$0.15	$0.06	$0.43	$0.16

Weighted-average shares used in computing net income per common share - basic	44,473	6,140	27,015	5,485

Weighted-average shares used in computing net income per common share - diluted	48,914	8,131	31,125	6,968

RPX Corporation

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$121,684	$46,656
Restricted cash	500	500
Short-term investments	128,324	—
Accounts receivable	2,046	12,632
Prepaid expenses and other current assets	9,507	5,987
Deferred tax assets	2,469	2,567

Total current assets	264,530	68,342
Patent assets, net	153,023	126,508
Property and equipment, net	1,399	623
Goodwill and intangible assets, net	3,762	583
Restricted cash	147	220
Other assets	436	746

Total assets	$423,297	$197,022

Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities
Accounts payable	$1,133	$634
Accrued liabilities	6,581	7,281
Deferred revenue, current	82,680	73,235
Notes payable and other obligations, current	6,063	18,527
Other current liabilities	14,248	3,314

Total current liabilities	110,705	102,991
Deferred revenue, less current portion	14,855	9,205
Deferred tax liabilities	6,147	6,146
Notes payable and other obligations, less current portion	—	5,056
Other liabilities	146	124

Total liabilities	131,853	123,522

Redeemable convertible preferred stock	—	62,793

Stockholders’ equity
Common stock	5	1
Additional paid-in capital	258,571	51
Retained earnings	32,868	10,655

Total stockholders’ equity	291,444	10,707

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$423,297	$197,022

RPX Corporation

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities
Net income	$22,213	$10,007
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,651	30,113
Stock-based compensation	4,849	631
Excess tax benefit from stock-based compensation	(4,118)	—
Loss on sale of patent assets	—	75
Imputed interest on other obligations	584	1,260
Amortization of premium on investments	404	—
Deferred taxes	99	—
Other	1	11
Changes in assets and liabilities:
Accounts receivable	10,586	715
Prepaid expense and other assets	(4,777)	(2,382)
Accounts payable	256	727
Accrued and other liabilities	7,543	6,892
Deferred revenue	14,974	52,780

Net cash provided by operating activities	97,265	100,829

Cash flows from investing activities
Purchases of investments classified as available-for-sale	(142,825)	—
Maturities of investments classified as available-for-sale	15,100	—
Decrease (increase) in restricted cash	73	(220)
Business acquisitions	(3,345)	—
Purchases of intangible assets	(95)	—
Purchases of property and equipment	(913)	(381)
Acquisitions of patent assets	(63,815)	(63,192)
Proceeds from sale of patent assets	80	500

Net cash used in investing activities	(195,740)	(63,293)

Cash flows from financing activities
Repayments of principal on notes payable and other obligations	(18,104)	(24,851)
Proceeds from issuance of common stock in initial public offering, net of issuance costs	157,478	—
Proceeds from issuance of common stock in secondary public offering, net of issuance costs	27,379	—
Proceeds from exercise of stock options and other common stock issuances	2,632	89
Excess tax benefit from stock-based compensation	4,118	—

Net cash provided by (used in) financing activities	173,503	(24,762)

Net increase in cash and cash equivalents	75,028	12,774
Cash and cash equivalents at beginning of period	46,656	28,928

Cash and cash equivalents at end of period	$121,684	$41,702

RPX Corporation

Reconciliation of Pro Forma Net Income Per Share

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income	$7,852	$3,566	$22,213	$10,007

Pro forma net income per share [1]
Basic	$0.17	$0.10	$0.52	$0.27

Diluted	$0.15	$0.09	$0.47	$0.26

Shares used in computing pro forma net income per share
Basic:
Basic weighted-average common shares	44,473	6,140	13,179	5,485
Add: Assumed conversion of redeemable convertible preferred shares	—	25,741	26,230	25,741
Add: Restricted stock	2,837	5,225	3,437	5,848

Shares used in computing pro forma basic net income per share	47,310	37,106	42,846	37,074

Diluted:
Diluted weighted-average common shares	48,914	8,131	17,289	6,968
Add: Assumed conversion of redeemable convertible preferred shares	—	25,741	26,230	25,741
Add: Restricted stock	2,837	5,225	3,437	5,848

Shares used in computing pro forma diluted net income per share	51,751	39,097	46,956	38,557

[1] Pro forma basic and diluted net income per share were computed to give effect to the shares of restricted stock outstanding as of the original date of issuance and the conversion of the Company’s redeemable convertible preferred stock into common stock using the as-if converted method as though the conversion had occurred as of January 1, 2010 or the original date of issuance, if later.

RPX Corporation

Reconciliation of GAAP to Pro Forma Non-GAAP Net Income Per Share

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)
Net income	$7,852	$3,566	$22,213	$10,007
Stock-based compensation	1,913	282	4,849	631
Amortization of acquired intangibles	146	—	146	—
Income tax adjustments	(930)	(51)	(1,412)	(58)

Non-GAAP net income	$8,981	$3,797	$25,796	$10,580

Pro forma non-GAAP net income per common share - basic	$0.19	$0.10	$0.60	$0.29
Pro forma non-GAAP net income per common share - diluted	$0.17	$0.10	$0.55	$0.27
Pro forma weighted-average shares - basic	47,310	37,106	42,846	37,074

Pro forma weighted-average shares - diluted	51,751	39,097	46,956	38,557

Reconciliation of GAAP to Non-GAAP Cost of Revenue

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)
Cost of revenue	$16,459	$12,401	$44,652	$30,350
Amortization of acquired intangibles	(53)	—	(53)	—

Non-GAAP Cost of revenue	$16,406	$12,401	$44,599	$30,350

Reconciliation of GAAP to Non-GAAP Selling, General and Administrative Expenses

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)
Selling, general and administrative expenses	$9,069	$5,891	$28,465	$15,350
Stock-based compensation	(1,913)	(282)	(4,849)	(631)
Amortization of acquired intangibles	(93)	—	(93)	—

Non-GAAP selling, general and administrative expenses	$7,063	$5,609	$23,523	$14,719

RPX Corporation

Additional Metrics

($ in thousands)

(unaudited)

	As of, or for the Three Months Ended September 30,
Operating Metrics	2011	2010
Number of clients at quarter end	103	65
Additions in quarter	7	14
Trailing 4 quarters	38	49

Gross acquisition spend in quarter	$33,915	$21,403
Trailing 4 quarters	96,826	145,780

Net acquisition spend in quarter	$29,290	$20,753
Trailing 4 quarters	79,073	85,182

Full time equivalent headcount at quarter end	99	49

	As of, or for the Nine Months Ended September 30,
Financial Metrics	2011	2010
Subscription revenue	$108,320	$64,728
Other revenue	3,314	450

Revenue	$111,634	$65,178

Cash, cash equivalents and short-term investments	$250,008	$41,702
Deferred revenue, current and noncurrent	$97,535	$77,471